Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Chief Financial Officer
		(206) 674-3427	(206) 674-3412
FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES FIRST QUARTER 2009 NET EARNINGS OF $.27

SEATTLE, WASHINGTON – May 6, 2009, Expeditors International of Washington, Inc. (NASDAQ: EXPD) today announced net earnings attributable to shareholders of $59,260,0001 for the first quarter of 2009, as compared with $66,472,000 for the same quarter of 2008, a decrease of 11%. Net revenues for the first quarter decreased 10% to $336,515,000 as compared with $374,328,000 reported for the first quarter of 2008. Total revenues and operating income were $912,685,000 and $91,474,000 in 2009, as compared with $1,307,321,000 and $105,564,000 for the same quarter of 2008, decreases of 30% and 13%, respectively. Diluted net earnings attributable to shareholders per share for the first quarter were $.27 as compared with $.30 for the same quarter in 2008, a decrease of 10%. The Company also reported that same store net revenues and operating income decreased 10% and 13%, respectively, during the first quarter of 2009, as compared with the same period in 2008.

“While this quarter was unusual, our people did an outstanding job capitalizing on spot market buying opportunities, particularly the airfreight group. The March quarter end rush did not materialize to the extent that we’ve experienced it in the past,” commented Peter J. Rose, Chairman and Chief Executive Officer. “We obviously would liked to have reported higher quarterly earnings. However, we saw no long-term benefit in resorting to short term measures, like employee layoffs or other actions which could severely damage the value of our network by compromising our customer service capability, just to pick up a couple of cents per share. We have not forgotten that ours is a service business. Our people are our most valuable assets. It is they who have worked diligently year-in-and-year-out to deliver the kind of customer service and operating efficiencies that created that value in the first place. There are many things that we could say about these results, but ours is not a culture of excuses and looking backwards. It is a culture of taking responsibility and moving forward. We’ve never ‘lived for the quarter,’ and we certainly aren’t going to start doing so now. Quarters come and quarters go, but long term stability at Expeditors comes from staying true to the established and proven tenets of Expeditors’ culture,” Rose said.

“Like most businesses, we’ve been faced with difficult options these past several months. Fortunately our culture has always proven to be our most effective compass. The value of our most vital assets, our people, is not shown on our balance sheet. The value they create in servicing our customers, however, manifests itself daily. It would be inconsistent with our culture that those who create and sustain value bear the brunt of these times. We’ve always run lean, so our people remain busy and engaged. We continue to take market share and operate profitably. We have record cash balances, strong cash flow, and robust operating margins,” Rose continued. “One of our District Managers recently asked if I thought 2009 was going to be a ‘scary’ year. The response was easy. ‘No, 1981, when we first began operations, was a scary year. It was in the middle of a very severe recession. We had no customers, we had no money, we had no global network and there were only 20 of us. By contrast, 2009 has tremendous opportunities. We have some 10,000 customers, we have nearly $900 million in cash, we have a global network of 250 offices and there are over 12,000 of us. Now is not a time to be scared, it’s time to go sell some more business’.and that is just what we intend to do,” concluded Rose.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 181 full-service offices, 68 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

[1]

These results include a $3,123,000 credit to compensation expense. This credit ”trues up” the difference between the higher actual pre-vesting forfeiture experience and the pre-vesting forfeiture assumptions used to calculate stock option expense, as required by FAS 123R, related primarily to stock options granted in 2006 which begin vesting in May 2009.

____________________________

Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual and Quarterly Reports filed with the Securities and Exchange Commission.

Expeditors International of Washington, Inc.

1st Quarter 2009 Earnings Release

May 6, 2009

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2009

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended
	2009	2008	% Decrease
Revenues	$912,685	$1,307,321	30%
Net revenues	$336,515	$374,328	10%
Operating income	$91,474	$105,564	13%
Net earnings attributable to shareholders	$59,260	$66,472	11%
Diluted earnings attributable to shareholders per share	$.27	$.30	10%
Basic earnings attributable to shareholders per share	$.28	$.31	10%
Diluted weighted average shares outstanding	216,319,959	220,437,979
Basic weighted average shares outstanding	212,100,504	213,062,231

During the first quarter of 2009, the Company opened one full-service office in New Orleans, Louisiana (formerly a satellite of Houston, Texas) and one satellite office in Tulsa, Oklahoma. The Company closed one full-service office in Port Louis, Mauritius.

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on May 8, 2009 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 15, 2009.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$883,679	$741,028
Short-term investments	598	658
Accounts receivable, net	613,283	788,176
Deferred Federal and state income taxes	8,924	7,986
Other current assets	24,788	35,511

Total current assets	1,531,272	1,573,359

Property and equipment, net	488,804	493,129
Goodwill, net	7,927	7,927
Other intangibles, net	5,904	6,503
Other assets	20,915	19,921

	$2,054,822	$2,100,839

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	407,021	491,823
Accrued expenses, primarily salaries and related costs	148,145	150,487
Federal, state and foreign income taxes	29,465	28,039

Total current liabilities	584,631	670,349

Deferred Federal and state income taxes	47,657	46,574
Shareholders’ equity:
Preferred stock; none issued	—	—
Common stock, par value $.01 per share; issued and outstanding 212,134,033 shares at March 31, 2009 and 211,973,377 shares at December 31, 2008	2,121	2,120
Additional paid-in capital	6,154	7,150
Retained earnings	1,431,616	1,372,356
Accumulated other comprehensive loss	(26,704)	(15,208)

Total shareholders’ equity	1,413,187	1,366,418

Noncontrolling interest	9,347	17,498

Total equity	1,422,534	1,383,916

	$2,054,822	$2,100,839

6-May-2009	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended March 31,
	2009	2008
Revenues:
Airfreight services	$374,456	$599,763
Ocean freight and ocean services	318,634	446,792
Customs brokerage and other services	219,595	260,766

Total revenues	912,685	1,307,321

Operating expenses:
Airfreight consolidation	250,369	461,099
Ocean freight consolidation	238,226	360,440
Customs brokerage and other services	87,575	111,454
Salaries and related costs	187,209	205,815
Rent and occupancy costs	18,724	19,435
Depreciation and amortization	9,958	9,772
Selling and promotion	6,222	9,504
Other	22,928	24,238

Total operating expenses	821,211	1,201,757

Operating income	91,474	105,564

Interest income	3,606	4,964
Interest expense	(15)	(71)
Other, net	4,553	1,274

Other income, net	8,144	6,167

Earnings before income taxes	99,618	111,731
Income tax expense	40,249	45,210

Net earnings	59,369	66,521

Net earnings attributable to noncontrolling interest	(109)	(49)

Net earnings attributable to shareholders	$59,260	$66,472

Diluted earnings attributable to shareholders per share	$0.27	$0.30

Basic earnings attributable to shareholders per share	$0.28	$0.31

Weighted average diluted shares outstanding	216,319,959	220,437,979

Weighted average basic shares outstanding	212,100,504	213,062,231

6-May-2009	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2009	2008
Operating Activities:
Net earnings attributable to shareholders	$59,260	$66,472
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	2,644	(177)
Deferred income tax expense	6,451	8,826
Excess tax benefits from stock plans	(3,062)	(1,506)
Stock compensation expense	6,900	11,280
Depreciation and amortization	9,958	9,772
Gain on sale of assets	(4)	(575)
Net earnings attributable to noncontrolling interest	109	49
Other	362	417
Changes in operating assets and liabilities:
Decrease in accounts receivable	153,964	59,754
(Increase) decrease in other current assets	(15)	55
(Decrease) increase in accounts payable and other current liabilities	(80,170)	15,078
Increase in income taxes payable, net	15,885	9,260

Net cash provided by operating activities	172,282	178,705

Investing Activities:
Decrease in short-term investments	44	47
Purchase of property and equipment	(8,656)	(10,210)
Proceeds from sale of property and equipment	44	42
Other	(1,482)	363

Net cash used in investing activities	(10,050)	(9,758)

Financing Activities:
Borrowings of short-term debt, net	—	810
Proceeds from issuance of common stock	8,536	4,614
Repurchases of common stock	(19,212)	(18,618)
Excess tax benefits from stock plans	3,062	1,506
Distributions to noncontrolling interests	—	(107)
Purchases of noncontrolling interest	(2,122)	—

Net cash used in financing activities	(9,736)	(11,795)

Effect of exchange rate changes on cash	(9,845)	9,215

Increase in cash and cash equivalents	142,651	166,367
Cash and cash equivalents at beginning of period	741,028	574,599

Cash and cash equivalents at end of period	$883,679	$740,966

Interest and taxes paid:
Interest	$15	71
Income taxes	15,364	24,272

6-May-2009	Expeditors International of Washington, Inc.	Page 5 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other North America	Latin America	Asia	Europe and Africa	Middle East and India	Austral- asia	Elimi- nations	Consoli- dated
Three months ended March 31, 2009
Revenues from unaffiliated customers	$236,328	29,767	16,131	428,282	132,865	57,112	12,200		912,685
Transfers between geographic areas	18,508	1,882	3,441	3,732	6,773	3,567	2,302	(40,205)	—

Total revenues	$254,836	31,649	19,572	432,014	139,638	60,679	14,502	(40,205)	912,685

Net revenues	$131,147	16,199	10,513	94,698	54,118	21,074	8,766		336,515
Operating income	$30,636	4,339	2,365	38,227	8,771	4,339	2,797		91,474
Identifiable assets	$1,002,406	65,796	35,452	482,508	332,538	113,795	23,232	(905)	2,054,822
Capital expenditures	$6,095	149	231	543	1,086	340	212		8,656
Depreciation and amortization	$5,310	326	238	1,933	1,406	594	151		9,958
Equity	$1,561,104	35,135	26,686	393,599	131,539	62,567	13,689	(801,785)	1,422,534
Three months ended March 31, 2008
Revenues from unaffiliated customers	$300,072	35,069	19,734	679,850	185,564	67,193	19,839		1,307,321
Transfers between geographic areas	24,189	2,073	3,199	5,111	10,502	3,997	2,134	(51,205)	—

Total revenues	$324,261	37,142	22,933	684,961	196,066	71,190	21,973	(51,205)	1,307,321

Net revenues	$149,831	16,674	11,869	98,741	65,773	19,741	11,699		374,328
Operating income	$32,690	3,131	3,112	46,021	12,437	4,701	3,472		105,564
Identifiable assets	$1,002,929	70,349	49,176	465,475	444,133	109,713	36,072	5,396	2,183,243
Capital expenditures	$3,638	336	269	3,303	1,610	860	194		10,210
Depreciation and amortization	$5,364	312	297	1,254	1,768	528	249		9,772
Equity	$1,450,614	34,711	24,673	362,378	171,294	52,381	23,068	(802,400)	1,316,719

6-May-2009	Expeditors International of Washington, Inc.	Page 6 of 6